Gerdau Ameristeel Corporation
36,905,000 Common Shares
Underwriting Agreement
November 1, 2007
J.P. Morgan Securities Inc.
CIBC World Markets Corp.
     As Representatives of the
     several Underwriters listed
     in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172
Ladies and Gentlemen:
     Gerdau Ameristeel Corporation, a corporation continued under the Canada Business Corporation Act (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 36,905,000 common shares, no par value per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 5,535,750 common shares of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The common shares of the Company to be outstanding after giving effect to the sale of the Shares and the Gerdau S.A. Shares (defined below) are herein referred to as the “Common Shares”.
     The Company has entered into a subscription agreement, dated the date hereof (the “Gerdau S.A. Subscription Agreement”), with Gerdau Steel North America Inc., an affiliate of Gerdau S.A., pursuant to which Gerdau Steel North America Inc. will purchase from the Company 73,095,000 common shares of the Company (the “Gerdau S.A. Initial Shares”) at the price per share set forth in Annex B, the closing of which shall occur on the Closing Date (as defined below). The Gerdau S.A. Subscription Agreement also provides that Gerdau Steel North America Inc. shall purchase, within two days following the date of exercise of the over-allotment option described in Section 2(a) hereof, the number of additional common shares of the Company necessary to maintain its approximate 66.5% ownership interest (the “Gerdau S.A. Additional Shares” and, together with the Gerdau S.A. Initial Shares, the “Gerdau S.A. Shares”) that the Underwriters purchase pursuant to Section 2(a). The purchase of the Gerdau S.A. Shares by Gerdau Steel North America Inc. is separate from the public offering of the Shares as contemplated by this Agreement, and no commission shall be payable to the Underwriters in connection with the purchase of the Gerdau S.A. Shares by Gerdau Steel North America Inc.

pursuant to the Gerdau S.A. Subscription Agreement. As set forth in Section 6(p) hereof, the purchase of the Underwritten Shares by the Underwriters pursuant to Section 2 of this Agreement is conditional on the closing of the purchase of the Gerdau S.A. Initial Shares by Gerdau Steel Inc.
     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:
     1. Registration Statement and Short Form Prospectus. The Company represents and warrants that is eligible to file a short form prospectus with the applicable securities regulatory authority (collectively, the “Canadian Authorities”) in each of the provinces and territories of Canada (collectively the “Canadian Jurisdictions”) under National Instrument 44-101 — Short Form Prospectus Distributions and is eligible to use the rules and procedures established pursuant to the Canadian Securities Laws (defined below) in National Instrument 44-103 – Post-Receipt Pricing for the pricing of securities after the final receipt for a prospectus has been obtained (the “PREP Procedures”); the Company has identified the Ontario Securities Commission (the “Reviewing Authority”) as its principal regulator in respect of the offering of the Shares and the Gerdau S.A. Shares pursuant to National Policy 43-201 — Mutual Reliance Review System for Prospectuses (the “MRRS”); the Company has prepared and filed with the Canadian Authorities in the Canadian Jurisdictions, under the MRRS and in conformity in all material respects with the applicable securities legislation of the Canadian Jurisdictions and the respective rules, regulations and written and published policies thereunder (the “Canadian Securities Laws”), a preliminary short form base PREP prospectus, dated October 12, 2007, relating to the Shares and the Gerdau S.A. Shares (in the English and French languages, as applicable, the “Canadian Preliminary Prospectus”) and a final short form base PREP prospectus, dated November 1, 2007, relating to the Shares and the Gerdau S.A. Shares (in the English and French languages, as applicable, the “Canadian Base PREP Prospectus”), omitting the PREP Information (as defined below), and a MRRS decision document has been issued by the Reviewing Authority on behalf of the Canadian Authorities for each of the Canadian Preliminary Prospectus and the Canadian Base PREP Prospectus. The Company will file with each of the Canadian Authorities in accordance with the PREP Procedures a short form supplemented PREP prospectus consisting of the Canadian Base PREP Prospectus incorporating the PREP Information (as defined below) (in the English and French languages, as applicable, the “Canadian Prospectus”). As filed, such Canadian Prospectus shall contain all information required by applicable Canadian Securities Laws and, except for the inclusion of the PREP Information (as defined below) or to the extent the Representatives shall agree to a modification, shall be in all respects in the form of the Canadian Base PREP Prospectus. No order suspending the distribution of the Shares or the Gerdau S.A. Shares has been issued by any of the Canadian Authorities and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Canadian Authorities and any request on the part of the Canadian Authorities or any of them for additional information has been complied with. The term “PREP Information” means the information, if any, included in the Canadian Prospectus that is omitted from the Canadian Base PREP Prospectus in accordance with the PREP Procedures but that is deemed under the PREP Procedures to be incorporated by reference into the Canadian Base PREP Prospectus as of the date of the Canadian Prospectus. Any reference herein to the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus

and the Canadian Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; and any reference herein to any “amendment” or “supplement” with respect to any of the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus and the Canadian Prospectus shall be deemed to refer to and include (i) the filing of any document with the Canadian Authorities incorporated or deemed to be incorporated by reference therein after the date of filing of such Canadian Preliminary Prospectus, Canadian Base PREP Prospectus or Canadian Prospectus and (ii) any such document so filed.
     The Company meets the general eligibility requirements for the use of Form F-10 under the Securities Act of 1933, as amended (the “Securities Act”), and has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”) on Form F-10 (No. 333-146647), including a related preliminary prospectus (which consists of the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable Rules and Regulations) (the “U.S. Preliminary Prospectus”), for registration under the Securities Act of the offering and sale of the Shares (but not the Gerdau S.A. Shares). The Company has filed with the Commission an amendment to such registration statement including the U.S. pricing prospectus (which consists of the Canadian Base PREP Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable Rules and Regulations) (the “U.S. Pricing Prospectus”). The Company has included in such filing, as amended at the effective date, all information required by the Securities Act and the Rules and Regulations to be included in such registration statement. The registration statement, in the form previously delivered to you, has become effective under the Securities Act pursuant to Rule 467(a) under the Securities Act. Such registration statement, as amended, including any exhibits and all documents incorporated therein by reference, as of the time it became effective, is referred to herein as the “Registration Statement.” In connection with the filing of the Registration Statement, the Company has filed with the Commission an appointment of agent for service of process upon the Company on Form F-X under the Securities Act. The Company will file with the Commission a U.S. supplemental prospectus in accordance with General Instruction II.L of Form F-10 (which shall consist of the Canadian Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable Rules and Regulations) (the “U.S. Prospectus”). As filed, such U.S. Prospectus shall contain all information required by the Securities Act and the Rules and Regulations and, except for the inclusion of the PREP Information or to the extent the Representatives shall agree to a modification, shall be in all respects in the form of the U.S. Pricing Prospectus. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and any request on the part of the Commission for additional information has been complied with.
     Any reference herein to the U.S. Preliminary Prospectus, the U.S. Pricing Prospectus and the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; and any reference herein to any “amendment” or “supplement” with respect to any of the U.S. Preliminary Prospectus, the U.S. Pricing Prospectus and the U.S. Prospectus shall be deemed to refer to and include (i) the filing of any document with the Canadian Authorities or the Commission incorporated or deemed to be incorporated by reference therein after the date of filing of such U.S. Preliminary Prospectus, U.S. Pricing Prospectus or U.S. Prospectus and (ii) any such document so filed. As used herein, “Preliminary Prospectuses” shall mean, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus; “Pricing Prospectuses” shall mean, collectively, the Canadian Base PREP Prospectus and the U.S. Pricing Prospectus; and “Prospectuses” shall mean, collectively, the Canadian Prospectus and the U.S. Prospectus.
     At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Time of Sale Information”): the U.S. Pricing Prospectus and the Canadian Base PREP Prospectus, dated November 1, 2007, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
     2. Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto. The price per Share to the public will be US$• (the “Purchase Price”).
     In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.
     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.
     The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the Closing Date (as hereinafter defined), by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the seventh full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
     (b) The Company understands that the Underwriters intend to make a public offering of the Shares in the United States and in the Canadian Jurisdictions, either directly or through their respective U.S. or Canadian broker-dealer affiliates upon the terms set forth in the Prospectuses, as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Time of Sale Information and in the Prospectuses. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.
     The parties agree that any sale of Shares to a purchaser pursuant to an order received from a dealer (including the Underwriters and their respective affiliates) that is registered pursuant to any of the Canadian Securities Laws shall be made from the Underwritten Shares and that the Underwriters shall deliver or arrange to make delivery of a copy of the Canadian Prospectus to such purchaser in accordance with Canadian Securities Laws.
     (c) Payment for the Shares shall be made by wire transfer in immediately available (same day) funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Torys LLP in Toronto, Ontario at 8:30 A.M. New York City time on November 7, 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.
     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of the Depository Trust Company unless the Representatives shall otherwise instruct.
     (d) As compensation to the Underwriters for their commitments hereunder, the Company will pay, or cause to be paid, to CIBC World Markets Corp., for the accounts of the several Underwriters, an amount equal to US$• per Share to be delivered by the Company hereunder on the Closing Date or the Additional Closing Date, as the case may be. On November •, 2007, or on such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing, or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares the Company will pay or cause to be paid by wire transfer, in immediate available funds, such commission to the account specified by CIBC World Markets Corp.
     (e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
     (a) Canadian Prospectuses. The Canadian Preliminary Prospectus and the Canadian Base PREP Prospectus comply, and the Canadian Prospectus (and any further amendments or supplements thereto) will comply, in all material respects with the applicable requirements of Canadian Securities Laws; each of the Canadian Preliminary Prospectus and the Canadian Base PREP Prospectus, do not, and the Canadian Prospectus (and any further amendments or supplements thereto) will not, include any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and each of the Canadian Preliminary Prospectus and the Canadian Base PREP Prospectus constitute, and the Canadian Prospectus (and any further amendments or supplements thereto) will constitute, full, true and plain disclosure of all material facts relating to the Shares and to the Company, in each case as of the time of filing thereof with the Canadian Authorities and as of the Closing Date and as of the Additional Closing Date, as the case may be; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by, or on behalf of, such Underwriter through the Representatives expressly for use in any of the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus or the Canadian Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.
     (b) U.S. Prospectuses. No order preventing or suspending the use of the U.S. Preliminary Prospectus or the U.S. Pricing Prospectus or any Issuer Free Writing Prospectus (as hereinafter defined) has been issued by the Commission, and each of the U.S. Preliminary Prospectus and the U.S. Pricing Prospectus, at the time of filing thereof, complied in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by, or on behalf of, such Underwriter through the Representatives expressly for use in any U.S. Preliminary Prospectus or U.S. Pricing Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.
     (c) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectuses has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectuses has been omitted therefrom.
     (d) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectuses, the Pricing Prospectuses, and the Prospectuses, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic roadshow and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the U.S. Pricing Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, does not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof. Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectuses, including any document incorporated by reference therein and any Preliminary Prospectuses or Pricing Prospectuses deemed to be a part thereof that has not been superseded or modified.
     (e) Registration Statement and U.S. Prospectus. The Registration Statement is effective under the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the U.S. Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the U.S. Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the U.S. Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.
     (f) Incorporated Documents. Each document filed or to be filed with the Canadian Authorities and incorporated, or deemed to be incorporated, by reference in the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus and the Canadian Prospectus complied, or will comply, when so filed in all material respects with Canadian Securities Laws, and none of such documents contained, or will contain, at the time of its filing any untrue statement of a material fact or omitted or will omit at the time of its filing to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.
     The documents incorporated by reference in the Registration Statement, the U.S. Prospectus or the Time of Sale Information, when they were or hereafter are filed with the Commission, as the case may be, conformed, or will conform, in all material respects to the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulation of the Commission thereunder (collectively, the “Exchange Act”) and none of such documents contained, or will contain, an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (g) Reporting Issuer. The Company is a reporting issuer under the securities laws of each Canadian Jurisdiction that recognizes the concept of reporting issuer, is not in default under applicable Canadian Securities Laws and is not on the list of defaulting reporting issuers maintained by the Canadian Authorities in each such Canadian Jurisdiction that maintains such a list; the Company is subject to the reporting requirements of the Exchange Act and is current in its filings thereunder; the Company is in compliance with its obligations under the rules of the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”); the Company has not filed any confidential material change reports which remain confidential at the date hereof.
     (h) Independent Accountants. PricewaterhouseCoopers LLP, who has audited the consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses was, as of September 28, 2007 and during the period covered by such audited consolidated financial statements, and Deloitte & Touche LLP, the current auditor of the Company, is, an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act and applicable Canadian Securities Laws and there has never been any reportable event or disagreement (within the meaning of National Instrument 51-102) with the present or any former auditors of the Company.
     (i) Company Financial Statements. The Company’s consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses, together with the related notes, comply in all material respects with the Securities Act, the Exchange Act and Canadian Securities Laws, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statements of earnings and shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. The audited consolidated financial statements of the Company for the fiscal years ended December 31, 2004, 2005 and 2006 have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The unaudited consolidated financial statements of the Company for the six month periods ended June 30, 2006 and 2007 have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except for normal year end adjustments). The selected consolidated financial data of the Company, the summary consolidated financial data of the Company and all operating data of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses present fairly in all material respects the information shown therein and the selected consolidated financial data of the Company and the summary consolidated financial data of the Company have been compiled on a basis consistent with that of the audited or unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses. The pro forma financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses present fairly in all material respects the information shown therein, have been prepared in accordance with Canadian Securities Laws with respect to pro forma financial statements, and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     (j) Chaparral Financial Statements. (i) the audited consolidated financial statements of Chaparral Steel Company (“Chaparral”) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses, together with the related notes, comply in all material respects with the Securities Act and the Exchange Act, and present fairly in all material respects the combined financial position of Chaparral at the dates indicated and the consolidated statements of operations, stockholders’ equity and cash flows of Chaparral for the periods specified; (ii) such consolidated financial statements of Chaparral have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved; (iii) the selected consolidated financial data of Chaparral, the summary consolidated financial data of Chaparral and all operating data of Chaparral included in the Registration Statement, the Time of Sale Information and the Prospectuses present fairly in all material respects the information shown therein; and (iv) such selected consolidated financial data and summary consolidated financial data of Chaparral have been compiled on a basis consistent with that of the audited consolidated financial statements of Chaparral included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses.
     (k) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.
     (l) Good Standing of the Company. The Company is a corporation duly continued, validly existing and in good standing under the Canada Business Corporations Act and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectuses. Each subsidiary of the Company that is a “significant subsidiary” of the Company (as that term is defined in Rule 1-02 of Regulation S-X under the Exchange Act, provided that each reference to “the most recently completed year” in Rule 1-02 shall be read as “the six months ended June 30, 2007, pro forma for the acquisition of Chaparral”) (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) is listed on Schedule B to this Agreement. Each Significant Subsidiary has been duly incorporated, amalgamated, organized or continued and is validly existing and in good standing under the laws of its jurisdiction of incorporation, amalgamation, organization, or continuance, as the case may be, and has the corporate or partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectuses; and the Company and each Significant Subsidiary is duly qualified or registered to transact business in any other jurisdiction in which it carries on business, and is in good standing under the laws of each other jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where the failure so to qualify or register or be in good standing would not result in a Material Adverse Effect.
     (m) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the Time of Sale Information and the Prospectuses in the column entitled “Actual” under the caption “Capitalization” (except for any subsequent issuances pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Time of Sale Information and the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Time of Sale Information and the Prospectuses). All of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all U.S. and Canadian securities laws; none of the outstanding shares in the capital of the Company was issued in violation of preemptive or other similar rights of any shareholder of the Company. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectuses, the Company does not have any options or warrants to purchase, or any pre-emptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, any of its share capital or any such options, rights, convertible securities or obligations. The description of the Company’s employee benefit plans, and the options or other rights granted thereunder, as set forth in the Registration Statement, the Time of Sale Information and the Prospectuses, accurately and fairly presents the information required to be disclosed with respect to such plans, arrangements, options and rights. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectuses, to the knowledge of the Company, there are no agreements, arrangements or understandings among or between any shareholders of the Company with respect to the Company or the voting or disposition of the Company’s capital stock that will survive the sale of the Shares pursuant to this Agreement. All of the issued and outstanding shares in the capital of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as provided by the Company’s US$650 million senior secured credit facility; none of the outstanding shares in the capital of each of the Significant Subsidiaries was issued in violation of preemptive or other similar rights of any shareholder of such Significant Subsidiary.
     (n) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act, Canadian Securities Laws and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and the Toronto Stock Exchange, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a common share of the Company on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission and the Canadian Authorities in accordance with the Exchange Act and the Canadian Securities Laws respectively and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
     (o) Authorization of Agreements. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Gerdau S.A. Subscription Agreement, and the Gerdau S.A. Subscription Agreement has been duly authorized, executed and delivered by the Company. Assuming such agreements are binding on the other parties thereto, this Agreement and the Gerdau S.A. Subscription Agreement are enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and remedies and to general equity principles. The Gerdau S.A. Subscription Agreement conforms in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectuses and is in the form previously delivered to the Underwriters.
     (p) Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Information and the Prospectuses and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability solely by reason of being such a holder; and the issuance of the Shares is not subject to the pre-emptive or other similar rights of any shareholder of the Company.
     (q) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries, is (i) in violation of its charter or by-laws or similar organizational documents or

(ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any of its subsidiaries, as the case may be, is a party or by which it or any of its subsidiaries, as the case may be, may be bound, or to which any of the property or assets of the Company or any of its subsidiaries, as the case may be, is subject (collectively, “Agreements and Instruments”), except, in the case of clause (ii) for such violations or defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Gerdau S.A. Subscription Agreement, and the consummation of the transactions contemplated herein and therein and in the Time of Sale Information and the Prospectuses (including the authorization, issuance, sale and delivery of the Shares and the Gerdau S.A. Shares and the use of the proceeds from the sale of the Shares and the Gerdau S.A. Shares as described in the Registration Statement, the Time of Sale Information and the Prospectuses under the caption “Use of Proceeds”), and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such actions result in any violation or conflict with the provisions of the articles or by-laws or similar organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives any creditor of the Company or of a subsidiary of the Company or the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (r) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s (as the case may be) principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.
     (s) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary which is required to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectuses, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Gerdau S.A. Subscription Agreement or the performance by the Company of its obligations hereunder and thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Time of Sale Information and the Prospectuses, including ordinary routine litigation, could not reasonably be expected to result in a Material Adverse Effect.
     (t) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except for any which failure to possess or have the ability to acquire on reasonable terms could not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
     (u) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for (A) the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, or (B) the performance by the Company of its obligations under the Gerdau S.A. Subscription Agreement, except in each case (1) such as have been already obtained under the Securities Act or such as have been already obtained or as may be required under state securities laws or Blue Sky laws and (2) such as have been obtained, or as may be required, under Canadian Securities Laws.
     (v) Possession of Licenses and Permits. Except in each case as would not individually or in aggregate have a Material Adverse Effect, (A) the Company and its subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; (B) the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; (C) all of the Governmental Licenses are valid and in full force and effect; and (D) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or material modification of any such Governmental Licenses.
     (w) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case that is material to the business of the Company and its subsidiaries considered as one enterprise, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Time of Sale Information and the Prospectuses or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Time of Sale Information and the Prospectuses, are in full force and effect, except where a failure of such a lease or sublease to be in full force and effect would not have a Material Adverse Effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where such would not have a Material Adverse Effect.
     (x) Investment Company Act. The Company is not, and upon the issuance and sale of the Shares as herein contemplated or the sale of the Gerdau S.A. Shares and the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectuses will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
     (y) Environmental Laws. Except as described in the Registration Statement, the Time of Sale Information and the Prospectuses and except as would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, legally binding policy or rule of common law or civil law or any applicable and binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (z) Benefit Plan Compliance. Each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all other employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices maintained, administered or contributed to by the Company or any of its affiliates or relating to the employees or former employees of the Company or any of its affiliates (the “Employee Plans”) are and have been established, registered, qualified, invested and administered, in all material respects, in accordance with their terms, all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to the particular Employee Plan including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). All material obligations regarding the Employee Plans have been satisfied, there are no material outstanding defaults or violations by any party thereto, no prohibited transactions (within the meaning of Section 406 of ERISA or Section 4975 of the Code (excluding transactions effected pursuant to a statutory or administrative exemption)) or reportable events (within the meaning of Section 4043 of the Code) have occurred with respect to such Employee Plan, and no material taxes, penalties or fees are owing or exigible under any of the Employee Plans. No Employee Plan, nor any related trust or other funding medium thereunder, is subject to any pending investigation, examination or other proceeding, action or claim initiated by any governmental agency or instrumentality, or by any other party (other than routine claims for benefits), and to the knowledge of the Company there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Employee Plan required to be registered. All material contributions or premiums required to be made by the Company or any of its affiliates under the terms of each Employee Plan or by applicable laws have been made in all material respects in a timely fashion in accordance with applicable laws and the terms of the Employee Plans. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectuses or except for such underfunding that is not material, each Employee Plan is in compliance with applicable U.S. and Canadian regulatory and funding requirements and filings. For each Employee Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred, whether or not waived.
     (aa) No Stabilization or Manipulation. Neither the Company nor, to its knowledge, any of its officers, directors or affiliates, has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares.
     (bb) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered or qualified for distribution pursuant to the Registration Statement or the Canadian Prospectus or otherwise registered by the Company under the Securities Act or qualified for distribution under Canadian Securities Laws.
     (cc) Other Reports and Information. There are no reports or information that, in accordance with applicable Canadian Securities Laws, must be made publicly available in connection with the offering of the Shares that have not been made publicly available as required; no material change reports or other documents have been filed on a confidential basis with the Canadian Authorities; there are no documents required to be filed with the Canadian Authorities in connection with the Canadian Prospectus that have not been filed as required; there are no contracts, documents or other materials required to be described or referred to in the Registration Statement, the Time of Sale Information and the Prospectuses or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.
     (dd) Taxes. The Company and its subsidiaries have filed all material United States and Canadian federal, state, provincial, local and foreign income, payroll, franchise and other tax returns and have paid all taxes shown as due thereon or with respect to any of their properties or any transactions to which they are a party, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its subsidiaries or any of their properties or assets that would result in a Material Adverse Effect.
     (ee) Insurance. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectuses, the Company and its subsidiaries are insured by reputable insurers against such losses and risks and in such amounts as the Company believes is reasonable in light of the business it now conducts; each of the Company and its subsidiaries have no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.
     (ff) Compliance with Laws. The Company and its subsidiaries are in compliance with, and conduct their businesses in conformity with, all applicable U.S., Canadian and foreign federal, state, provincial and local laws, rules and regulations and all applicable ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body, the TSX and the NYSE, except where the failure to be in compliance or conformity would not result in a Material Adverse Effect.
     (gg) No Broker. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement or the Gerdau S.A. Subscription Agreement.
     (hh) Proceedings. To the knowledge of the Company, after due inquiry, none of Gerdau S.A. or the directors or executive officers of the Company is or has been during the past 10 years subject to prior criminal or bankruptcy proceedings in the United States, Canada or elsewhere or has been, during the past 10 years, a director or executive officer of any issuer that, while the person was acting in that capacity, (i) was the subject of a cease trade or similar order or an order that denied the relevant issuer access to an exemption under applicable securities laws, (ii) was the subject of an event that resulted, after the person ceased to be a director or executive officer of the issuer, in the issuer being the subject of an order of the type described in (i), above, or (iii) within a year of the person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

     (ii) Non-Arm’s Length Transactions. To the knowledge of the Company, after due inquiry, except as disclosed in writing to the Underwriters or in the Registration Statement, the Time of Sale Information and the Prospectuses, neither the Company nor any subsidiary is a party to any contract, agreement or understanding with any officer, director, employee or any other person not dealing at arm’s length with the Company or any subsidiary which is required to be disclosed by applicable Canadian Securities Laws.
     (jj) Stamp Tax. No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of the Province of Ontario in connection with the creation, issuance, sale and delivery to the Underwriters of the Shares or the authorization, execution, delivery and performance of this Agreement or the resale of Shares by an Underwriter to U.S. residents.
     (kk) French Language Documents. The French language version of each of the Canadian Base PREP Prospectus and the Canadian Prospectus, together with each document incorporated therein by reference, including the financial statements and other financial data contained therein, is in all material respects a complete and accurate translation of the English language versions thereof, and is not susceptible to any materially different interpretation with respect to any material matter contained therein.
     (ll) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of each of the Company and its subsidiaries, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended or the Corruption of Foreign Public Officials Act (Canada); or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (mm) Disclosure Controls. The Company maintains disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 under the Exchange Act and as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under Multilateral Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings (“MI 52-109”); such controls and procedures are effective to ensure that all material information concerning the Company is recorded, processed, summarized and reported within applicable time periods and is made known, on a timely basis, to the individuals responsible for the preparation of the Company’s filings with the Commission and the Canadian Authorities, and the Company has delivered to counsel for the Underwriters copies of all descriptions of and all polices, manuals and other documents, if any, promulgating such disclosure controls and procedures.
     (nn) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act and MI 52-109) that comply with the requirements of the Exchange Act and MI 52-109 and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance (A) that transactions are executed in accordance with management’s general or specific authorizations and that records are maintained that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; (B) that transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (C) that access to assets is permitted only in accordance with management’s general or specific authorization; (D) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s annual financial statements or interim financial statements. There are no significant deficiencies or material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
     (oo) Sarbanes-Oxley Act of 2002. The Company has complied with all of the applicable provisions of the Sarbanes-Oxley Act of 2002, and, to the knowledge of the Company, the Company’s directors and executive officers, in their capacities as such, have complied with all of the applicable provisions of the Sarbanes-Oxley Act of 2002 in all material respects.
     (pp) Status under the Securities Act. The Company is a “foreign issuer” within the meaning of Rule 902(e) under the Securities Act. At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act
     (qq) Statements in Registration Statement and Prospectuses. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Time of Sale Information or the Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Pricing Prospectuses and the Prospectuses under the headings “Certain Tax Considerations for U.S. Holders”, in the Canadian Prospectus under “Eligibility for Investment” and “Statutory Rights of Withdrawal and Rescission” and in the Registration Statement under “Part II — Indemnification”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings.

     (rr) No Ratings. There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.
     (ss) No Undisclosed Relationships. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectuses, neither the Company nor any of its subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.
     (tt) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) Act (Canada), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency to which the Company and its subsidiaries are subject (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (uu) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (vv) Forward-Looking Statements. No forward-looking statement or forward-looking information (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act or as defined under Canadian Securities Laws, as applicable) contained in the Registration Statement, the Time of Sale Information and the Prospectuses has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith or does not reflect the Company’s good faith best estimate of the matters described therein and the assumptions used in the preparation of any projections are reasonable.
     (ww) Transfer Agent. CIBC Mellon Trust Company has been duly appointed the transfer agent and registrar for the Common Shares and its U.S. affiliate, Mellon Investor Services LLC, is the duly appointed U.S. co-transfer agent of the Company with respect to the Common Shares.
     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

     (a) Required Filings. The Company will cause the Prospectuses, prepared in compliance with all applicable Canadian and U.S. securities laws, and any supplement thereto to be filed, each in a form approved by the Representatives, with the Canadian Authorities in accordance with the PREP Procedures (in the case of the Canadian Prospectus) and with the Commission pursuant to General Instruction II.L of Form F-10 (in the case of the U.S. Prospectus) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filings; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City and Toronto prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.
     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus and the Canadian Prospectus as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Base PREP Prospectus and the Canadian Prospectus as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Preliminary Prospectuses, Pricing Prospectuses and the Prospectuses (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares and ending on the completion of the distribution of the offering of the Shares, during which time a preliminary prospectus or a prospectus relating to the Shares is required by applicable securities laws to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.
     (c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectuses, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.
     (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective and when the Canadian Prospectus shall have been filed with the Canadian Authorities pursuant to the PREP Procedures; (ii) when any amendment to the Registration Statement or the Canadian Prospectus shall have been filed or become effective or a MRRS decision document in respect of any such amendment has been issued by the Reviewing Authority, as the case may be;

(iii) when any supplement to the Prospectuses or any Issuer Free Writing Prospectus or any amendment to the Prospectuses has been filed; (iv) of any request by the Commission or the Canadian Authorities for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses, as applicable, or the receipt of any comments or communications from the Commission or the Canadian Authorities relating to the Registration Statement or the Prospectuses or any other request by the Commission or the Canadian Authorities for any additional information or the receipt of any comments or communications from the TSX or NYSE relating to the listing of the Shares; (v) of the issuance by the Canadian Authorities or the Commission of any cease trade order relating to the Company or the Shares or any stop order suspending the effectiveness of the Canadian Prospectus or the Registration Statement, as applicable, or any post-effective amendment thereto, or suspending the use of any Prospectuses or any Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefor; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectuses, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances existing when the Prospectuses, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such cease trade order or order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Pricing Prospectuses or the Prospectuses or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to promptly obtain the withdrawal thereof.
     (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectuses as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances existing when a Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectuses to comply with applicable securities laws, the Company will promptly prepare and, subject to paragraph (c) above, file with the Commission and the Canadian Authorities and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectuses as may be necessary so that the statements in the Prospectuses as so amended or supplemented will not, in light of the circumstances existing when a Prospectus is delivered to a purchaser, be misleading or so that the Prospectuses will comply with applicable securities laws and (2) if at any time prior to the Closing Date (or Additional Closing Date, in the case of the Option Shares) (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with applicable securities laws, the Company will promptly prepare and, subject to paragraph (c)

above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in light of the circumstances, be misleading or so that the Time of Sale Information will comply with applicable securities laws.
     (f) Other Jurisdictions. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such states and other jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (h) Clear Market. For a period of 90 days after the date of the Prospectuses, the Company will not, without the prior written consent of the Representatives, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder, the sale of the Gerdau S.A. Shares, any options granted, and Common Shares issued upon the exercise of options granted, under the existing employee stock option plans.
     (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares and the Gerdau S.A. Shares as described in the Registration Statement, the Time of Sale Information and the Prospectuses under the heading “Use of Proceeds”.
     (j) No Stabilization. The Company will not take, directly or indirectly, under the Exchange Act, Canadian Securities Laws or otherwise, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
     (k) Exchange Listing. The Company has obtained the conditional approval of the TSX for the listing of the Shares and will use its best efforts to satisfy any requirements of the TSX to the listing thereof within the time specified in such approval. The Company has obtained the approval of the NYSE for the listing of the Shares (subject to notice of issuance). The Company will use its best efforts to maintain the listing of its Common Shares on the TSX and NYSE and will file with the TSX and the NYSE all documents and notices required by the TSX and NYSE, respectively.
     (l) Reports. During the Prospectus Delivery Period, the Company will promptly notify the Representatives of any reports or other communications (financial or other) furnished to holders of Common Shares, and of any reports and financial statements furnished to or filed with the Commission or the Canadian Authorities or any national securities exchange or automatic quotation system.
     (m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     (n) Reporting Requirements. The Company, during the period when the U.S. Prospectus or the Canadian Prospectus is required to be delivered under the Securities Act or the Exchange Act or under applicable Canadian Securities Laws, will file all documents required to be filed by the Company with (i) the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder, and (ii) with the Canadian Authorities in accordance with applicable Canadian Securities Laws.
     (o) PREP Procedures. The Company will take such steps as it deems necessary to ascertain promptly whether the form of Supplemental PREP Prospectus containing the PREP Information and ancillary documentation thereto was received for filing by the Canadian Authorities and whether the U.S. Supplemental Prospectus transmitted for filing pursuant to General Instruction II.L. of Form F-10 was received for filing by the Commission and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing.
     (p) Translation Opinions. The Company shall cause Lapointe Rosenstein LLP to deliver to the Underwriters opinions, dated the date of the filing of the French language versions of each of the Canadian Base PREP Prospectus and the Canadian Prospectus, to the effect that the French language version of each such prospectus, together with each document incorporated therein by reference (other than the financial statements and other financial data contained therein), is in all material respects a complete and proper translation of the English language versions thereof.
     (q) Translation Opinions—Financial Statements. The Company shall cause PricewaterhouseCoopers LLP, Deloitte & Touche LLP and Ernst & Young LLP to deliver to the Underwriters opinions, dated the date of the filing of the French language versions of each of the Canadian Base PREP Prospectus and the Canadian Prospectus, which when taken together are to the effect that the financial statements and other financial data and disclosure contained in the French language version of each such prospectus, together with each document incorporated therein by reference, is in all material respects a complete and proper translation of the English language versions thereof.

     (r) Lock-Up Agreements. The Company will use its reasonable efforts to ensure that those persons listed in Exhibit B hereto comply with the conditions contained in the agreements signed by such persons substantially in the form of Exhibit A hereto.
     (s) Dividends. The Company shall not declare or pay any dividends or distributions on its Common Shares from the date hereof until the date which is 30 days after the Closing Date except for regular quarterly dividends and consistent with past practice.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
     (a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes any use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the U.S. Pricing Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(d) or Section 4(d) above (including any electronic roadshow), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
     (b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.
     (c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. The Canadian Base PREP Prospectus has been filed with the Canadian Authorities and a MRRS decision document has been issued by the Reviewing Authority on behalf of the Canadian Authorities relating to the Canadian Base PREP Prospectus and the Registration Statement has become effective; and on the Closing Date no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Shares or the Gerdau S.A. Shares or the trading in the Shares or any other securities of the Company shall have been issued or proceedings therefor initiated or threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States, and any request on the part of any Canadian Authority or the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Canadian Prospectus and the U.S. Prospectus containing the PREP Information shall have been filed, respectively, with the Canadian Authorities in accordance with the PREP Procedures and with the Commission in accordance with General Instruction II.L. of Form F-10 and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act to the extent required by Rule 433 under the Securities Act and in accordance with Section 4(a) hereof.
     (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
     (c) No Material Adverse Change. No event or condition of a type described in Section 3(k) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectuses (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectuses.
     (d) Officer’s Certificate. At the Closing Date or the Additional Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the U.S. Prospectus and the Canadian Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of each of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company in their capacity as such and not personally, dated as of the Closing Date or the Additional Closing Date, as the case may be, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date or the Additional Closing Date, as the case may be, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Date or the Additional Closing Date, as the case may be, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the

Company, are contemplated by the Commission, and (v) no order having the effect of ceasing or suspending the distribution of the Shares or the Gerdau S.A. Shares or the trading in the Shares or any other securities of the Company has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by any Canadian Authorities.
     (e) Comfort Letters. At the time of the execution of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Underwriters shall have received (i) from Deloitte & Touche LLP, a letter dated such date, in form and substance satisfactory to the Representatives together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” and “bring-down comfort letters”, as applicable, to U.S. and Canadian underwriters with respect to the financial statements and certain financial information relating to the Company and the pro forma financial statements and certain pro forma financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses; (ii) from PricewaterhouseCoopers LLP, a letter dated such date, in form and substance satisfactory to the Representatives together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” and “bring-down comfort letters”, as applicable, to U.S. and Canadian underwriters with respect to the financial statements and certain financial information relating to the Company contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses; and (iii) from Ernst & Young LLP, a letter dated such date, in form and substance satisfactory to the Representatives together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” and “bring-down comfort letters”, as applicable, to U.S. and Canadian underwriters with respect to the financial statements and certain financial information relating to Chaparral contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectuses; provided, that the letters delivered on the Closing Date or the Additional Closing Date, as the case may be, shall each use a “cut-off” date no more than two business days prior to the Closing Date or such Additional Closing Date, as the case may be (except with respect to the letter delivered by Ernst & Young LLP, which shall have a “cut-off” date of September 14, 2007).
     (f) Opinion and 10b-5 Statement of United States and Canadian Counsel for Company. At the Closing Date or the Additional Closing Date, as the case may be, the Underwriters shall have received the favorable opinion and Rule 10b-5 negative assurance statement, dated as of the Closing Date or the Additional Closing Date, as the case may be, of Torys LLP, counsel for the Company, or other local counsel for the Company for matters other than U.S. federal, New York, Delaware or Ontario law (and the federal laws of Canada applicable in Ontario), in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters to the effect set forth in Annex A-1 and Annex A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (g) Negative Assurance Letter of Acquisition Counsel for Company. At the Closing Date or the Additional Closing Date, as the case may be, the Underwriters shall have received the favorable negative assurance letter, dated as of the Closing Date of Simpson Thatcher & Bartlett LLP, counsel for the Company in connection with the acquisition of Chaparral, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such negative assurance letter for each of the Underwriters to the effect set forth in Annex A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.
     (h) Opinion and 10b-5 Statement of Canadian Counsel for Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and Rule 10b-5 negative assurance statement of Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (i) Opinion and 10b-5 Statement of U.S. Counsel for Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and Rule 10b-5 negative assurance statement of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state, provincial or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state, provincial or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.
     (k) Good Standing. The Representatives shall have received on and as of the day prior to the Closing Date or on and as of the day prior to the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (l) Agent for Service. Prior to the Closing Date, the Company shall have furnished to the Representatives satisfactory evidence of its due and valid authorization of appointed Gerdau Ameristeel U.S. Inc. as its agent to receive service of process in the United States pursuant to Section 13 hereof, and satisfactory evidence from appointed Gerdau Ameristeel U.S. Inc. accepting its appointment as such agent.

     (m) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been (i) approved for listing on the NYSE, subject to official notice of issuance and (ii) conditionally approved for listing on the TSX, subject only to satisfaction of customary listing conditions on or before January 10, 2008.
     (n) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (o) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.
     (p) Gerdau S.A. Subscription. On the Closing Date, Gerdau Steel North America Inc. shall have purchased the Gerdau S.A. Initial Shares pursuant to the terms of the Gerdau S.A. Subscription Agreement and shall have delivered to the Underwriters a waiver and release (the “Waiver and Release”), in form and substance satisfactory to the Underwriters, relating to the Gerdau S.A. Shares.
     (q) Financial Statements. Each of the Company’s earnings press release, unaudited consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations for the nine month periods ended September 30, 2006 and 2007 that are publicly released and/or filed with the Reviewing Authority following the date of this Agreement shall be consistent in all material respects with the drafts thereof provided to the Underwriters immediately prior to the execution of this Agreement, and shall present fairly in all material respects the consolidated financial position and results of operations of the Company and its consolidated subsidiaries at the dates indicated and for the periods specified.  The unaudited consolidated financial statements of the Company for the nine month periods ended September 30, 2006 and 2007 shall have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except for normal year end adjustments).
     (r) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents, including certificates as to tax matters, as the Representatives may reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action, investigation or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectuses (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectuses (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectuses furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the ninth, fourteenth, fifteenth and twenty-second paragraphs under the caption “Underwriting”.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying

Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectuses, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the

NYSE or the TSX; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal (U.S. or Canada) or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or Canada, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectuses.
     10. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectuses or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectuses that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any

Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, translation, printing and filing under the Securities Act or Canadian Securities Laws, as applicable, of the Registration Statement, the Preliminary Prospectuses, any Issuer Free Writing Prospectus, the Pricing Prospectuses, any other Time of Sale Information and the Prospectuses (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement, any Agreement Among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vi) the cost of preparing share certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the NYSE and the TSX. It is understood, however, that except as provided in this Section 11, the Underwriters will pay all of their own costs and expenses, including (without limitation) the fees of their counsel.
     (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (including, for greater certainty, failure to satisfy the conditions set forth in Section 6), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this

Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Gerdau Ameristeel U.S. Inc. (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Shares, that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to its Chief Financial Officer at its principal office in Tampa, Florida, United States), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Shares shall be outstanding.
     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.
     14. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
     15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

     16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Toronto; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     17. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: 212-622-8358); Attention: Equity Syndicate Desk and c/o CIBC World Markets Corp., 300 Madison Avenue, 5th Floor, New York, NY 10017 (fax: 212-667-6140), Attention: Andrew MacInnes, Equity Capital Markets. Notices to the Company shall be given to it at 4221 W. Boy Scout Blvd. Suite 600, Tampa, Florida 33607, (fax: 813-207-2251), Attention: Vice President, General Counsel and Corporate Secretary.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GERDAU AMERISTEEL CORPORATION

By

Title:
Accepted: November ___, 2007
J.P. MORGAN SECURITIES INC.
CIBC WORLD MARKETS CORP.
By: J.P. Morgan Securities Inc.

By:
Name:
Title:

By:	CIBC World Markets Corp.

By:
Name:
Title:
For themselves and the several Underwriters listed in Schedule 1 hereto.

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities Inc.
CIBC World Markets Corp.
ABN AMRO Rothschild LLC
HSBC Securities (USA) Inc.
Banc of America Securities LLC
BMO Nesbitt Burns Inc.

Total

Schedule 2
SIGNIFICANT SUBSIDIARIES OF THE COMPANY
Gerdau USA Inc.
Gerdau Ameristeel US Inc.
Chaparral Steel Company
Chaparral Steel Midlothian LP
Chaparral (Virginia) Inc.

Annex A-1
FORM OF OPINION OF COMPANY’S CANADIAN COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 6(f)
1.	The Company has been duly incorporated, continued or amalgamated, as the case may be, and is validly existing under the laws of its jurisdiction of incorporation, continuance or amalgamation.
2.	The Company has all necessary corporate power and capacity to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectuses.
3.	The Company has all necessary corporate power and capacity to execute, deliver and perform its obligations under each of the Underwriting Agreement and the Gerdau S.A. Subscription Agreement and each of the Underwriting Agreement and the Gerdau S.A. Subscription Agreement has been duly authorized and, to the extent that execution and delivery are matters governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, has been duly executed and delivered by the Company, and in the case of the Gerdau S.A. Subscription Agreement, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
4.	All necessary corporate action has been taken by the Company to authorize the issuance of the Shares on the terms and conditions of the Underwriting Agreement and, when certificates representing the Gerdau S.A. Shares are countersigned by CIBC Mellon Trust Company and delivered and the Shares are electronically credited to the account of J.P.Morgan Securities Inc., in both cases against receipt by the Company of full payment therefor, the Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company.
5.	The authorized, issued and outstanding share capital of the Company is as set forth in the Pricing Prospectuses and the Prospectuses under the caption “Capitalization” under “Actual” (except for subsequent issuances, if any, pursuant to the Underwriting Agreement, the Gerdau S.A. Subscription Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Pricing Prospectuses and the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Pricing Prospectuses and the Prospectuses). To the best of our knowledge, none of the outstanding Common Shares have been issued in violation of the pre-emptive rights of any shareholder of the Company.
6.	Such counsel’s opinion in the Pricing Prospectuses and the Prospectuses under the caption “Eligibility for Investment” is confirmed as at the date of Closing. The
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statements in the Pricing Prospectuses and the Prospectuses under the caption “Certain Tax Considerations For U.S. Shareholders – Canadian Federal Income Tax Considerations” and the statements in the Registration Statement under “Part II – Information Not Required to Be Delivered to Offerees or Purchasers – Indemnification” constitute accurate summaries of the matters described therein in all material respects.
7.	The form of share certificate representing the Common Shares has been duly approved by the Company and complies with all applicable statutory requirements, with any applicable requirements of the articles of continuance and by-laws of the Company and with the provisions of the Canada Business Corporations Act relating thereto and the requirements of the Toronto Stock Exchange and the New York Stock Exchange for share certificates.
8.	A final Mutual Reliance Review System Decision Document has been obtained in respect of the Canadian Base PREP Prospectus from the Reviewing Authority on behalf of the Canadian Authorities and all necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements have been fulfilled under the securities laws of each of the Canadian Jurisdictions to qualify the distribution of the Shares to the public in each of the Canadian Jurisdictions through investment dealers or registrants registered, if required, under applicable securities laws (including related and applicable regulations, policies and rules) of the Canadian Jurisdictions who have complied with the applicable provisions of such securities laws.
9.	The Toronto Stock Exchange has conditionally approved the listing of all of the Shares and all of the Gerdau S.A. Shares.
10.	The Company is a “reporting issuer” or the equivalent under the securities legislation of each Canadian jurisdiction where such concept exists and is not on the list of defaulting issuers maintained under such legislation, if any.
11.	The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated in the Underwriting Agreement and the Registration Statement, the Time of Sale Information and the Prospectuses (including the authorization, issuance, sale and delivery of the Shares and the use of proceeds as described in the Pricing Prospectuses and the Prospectuses under the caption “Use of Proceeds”) do not and will not conflict with, result in a breach of or create a state of facts which, whether with or without the giving of notice or lapse of time or both, will result in a breach or violation of any of the terms, conditions or provisions of or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its subsidiaries under (A) the articles of continuance or by-laws of the Company; (B) to such counsel’s knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a Material Adverse Effect); (C) any applicable Canadian federal or Ontario statute or
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regulation; or (D) any judgment, order or decree of any government, governmental, regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction over the Company or any of its properties, assets or operations. No further consents, approvals, authorizations or orders of any court, regulatory body or administrative agency or other governmental agency or body, of Ontario or of Canada, other than those that have been validly obtained and continue in effect, are required for the Company’s execution, delivery or performance of the Underwriting Agreement or the consummation of the transactions contemplated by the Underwriting Agreement.
12.	To such counsel’s knowledge, the Company is not in violation of its articles of continuance or by-laws and no default exists in the performance or observance of any material obligation, agreement, covenant or condition in any contract, indenture, loan agreement, note, lease or other agreement or instrument to which the Company is a party, except for such defaults that would not have a Material Adverse Effect.
13.	The issuance of the Shares is not subject to pre-emptive or other similar rights of any securityholder of the Company.
14.	No order having the effect of ceasing or suspending the distribution of the Shares or the trading in the Common Shares has been issued by any securities regulatory authority in the Canadian Jurisdictions and no proceedings for that purpose have been instituted or are pending or, to such counsel’s knowledge, contemplated.
15.	To such counsel’s knowledge, there is not pending or threatened any action, suit, proceeding, inquiry, or investigation, to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.
16.	To such counsel’s knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act or qualified for distribution under applicable Canadian Securities Laws.
17.	The documents incorporated by reference in the Canadian Base PREP Prospectus and the Canadian Prospectus as amended or supplemented (other than the financial statements and other financial data included or incorporated or deemed to be incorporated therein, as to which such counsel may express no opinion), when they were filed with the Canadian Authorities, appear on their face to have been appropriately responsive in all material respects to the requirements of the laws of each Canadian Jurisdiction.
18.	The Canadian Base PREP Prospectus and the Canadian Prospectus in connection with the offering of the Shares (including the PREP Information, but excluding the financial statements and other financial data included or incorporated therein or omitted therefrom,
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as to which such counsel may express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the laws of each Canadian Jurisdiction.
19.	The Canadian Prospectus constitutes the entire disclosure document required to offer and distribute the Shares in the Province of Ontario; the exhibits to the Registration Statement include all reports or information that in accordance with the requirements of Ontario securities law are required to be made publicly available in connection with the offer and distribution of the Shares in the Province of Ontario.
20.	A court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) would give effect to the choice of the law of the State of New York (“New York law”) as the law governing the Underwriting Agreement, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is applied by an Ontario Court (“Public Policy”). We have no reason to believe that the choice of New York law to govern the Underwriting Agreement (except as to provisions in the Underwriting Agreement providing for indemnity or contribution, as to which no opinion is expressed) is not bona fide or would be contrary to Public Policy.
21.	In an action on a final and conclusive judgment in personam of any federal or state court in the State of New York (a “New York Court”) that is not impeachable as void or voidable under New York law, an Ontario Court would give effect to the appointment by the Company of Gerdau Ameristeel U.S. Inc. as its agent to receive service of process in the United States of America under the Underwriting Agreement and to the provisions in the Underwriting Agreement whereby the Company submits to the non-exclusive jurisdiction of a New York Court.
22.	If the Underwriting Agreement is sought to be enforced in the Province of Ontario in accordance with the laws applicable thereto as chosen by the parties, namely New York law, an Ontario Court would, subject to paragraph 20 above, recognize the choice of New York law and, upon appropriate evidence as to such law being adduced, apply such law with respect to those matters which under the laws of the Province of Ontario are to be determined by the proper law of the Underwriting Agreement (and in particular, but without limitation, not with respect to matters of procedure), provided that none of the provisions of the Underwriting Agreement, or of applicable New York law, is contrary to Public Policy and that those laws are not foreign revenue, expropriatory or penal laws; provided, however, that, in matters of procedure, the laws of the Province of Ontario will be applied, and an Ontario Court will retain discretion to decline to hear such action if it is contrary to Public Policy for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere and an Ontario Court may not enforce an obligation enforceable under New York law where performance of the obligation would be illegal by the law of the place of performance.
23.	The laws of the Province of Ontario and the laws of Canada applicable therein permit an action to be brought in an Ontario Court on a final and conclusive judgment in personam
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of a New York Court that is subsisting and unsatisfied respecting the enforcement of the Underwriting Agreement that is not impeachable as void or voidable under New York law for a sum certain if: (A) the court rendering such judgment had jurisdiction, as determined under Ontario Law, over the judgment debtor and the subject matter of the action; (B) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with Public Policy or contrary to any order made by the Attorney-General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada); (C) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (D) the action to enforce such judgment is commenced in compliance with the Limitations Act, 2002 (Ontario); (E) in the case of a judgment obtained by default, there has been no manifest error in the granting of such judgment; and (F) no new admissible evidence, right or defence relevant to the action is discovered prior to the rendering of judgment by an Ontario Court. Under the Currency Act (Canada), an Ontario Court may only give judgment in Canadian dollars.
24.	As of the Closing Date, all laws of the Province of Québec relating to the use of the French language (other than those relating to verbal communications, in respect of which we express no opinion) will have been complied with in connection with the offering and sale of the Shares to purchasers in the Province of Québec if such purchasers receive copies of the French and English language versions of the Canadian Prospectus and forms of order and confirmation in the French language or a bilingual form or copies of the French language version of the Canadian Prospectus and forms of order and confirmation in the French language only or, in the case of individuals so requesting in writing, copies of the English language version of the Canadian Prospectus and forms of order and confirmation in the English language or in a bilingual form.
25.	No stamp or other issuance or transfer taxes or duties or withholding taxes are payable by or on behalf of the Underwriters to the Government of Canada or the Government of Ontario or any authority or agency thereof or therein having power to tax in connection with (A) the issue, sale and delivery of the Shares by the Company to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Canada by the Underwriters of the Shares in the manner contemplated in the Underwriting Agreement.
26.	Such counsel have participated in the preparation of the Registration Statement, the Time of Sale Information and the Prospectuses and in telephone conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement, the Time of Sale Information and the Prospectuses, and related matters were discussed and, although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectuses except as set forth in paragraphs 5 and 7, on the basis of the foregoing no information has come to such counsel’s attention that causes them to
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believe that, (A) the Registration Statement (except for the financial statements and other financial data included or incorporated therein or omitted therefrom, and except for the statements solely with respect to Chaparral as identified in an exhibit to such counsel’s letter (the “Chaparral Portions”), as to which such counsel need express no belief), at the time the Registration Statement became effective under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Information (except for the financial statements and other financial data included or incorporated therein or omitted therefrom, and except for the Chaparral Portions, as to which such counsel need express no belief), as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, or (C) the U.S. Prospectus and the Canadian Prospectus as amended or supplemented prior to the Closing Date (except for the financial statements and other financial data included or incorporated therein or omitted therefrom, and except for the Chaparral Portions, as to which such counsel need express no belief), as of the date of the U.S. Prospectus and the Canadian Prospectus or the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
A-1-6

Annex A-2
FORM OF OPINION OF COMPANY’S U.S. COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 6(f)
1.	Each of Gerdau USA Inc., Gerdau Ameristeel U.S. Inc., Chaparral Steel Company, Chaparral Steel Midlothian LP and Chaparral (Virginia) Inc. (the “U.S. Subsidiaries”) has been duly incorporated or organized, as the case may be, and is validly existing under the laws of its jurisdiction of incorporation or organization.
2.	Each of the U.S. Subsidiaries has all necessary corporate or partnership, as applicable, power and capacity to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectuses.
3.	All of the issued and outstanding capital stock or other equity interest of each U.S. Subsidiary has been duly authorized and validly issued, is fully paid and (except for any general partnership interests) non-assessable and, to such counsel’s knowledge, is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as provided by the Company’s US$650 million senior secured credit facility.
4.	The Registration Statement is effective under the Securities Act and the Form F-X was filed with the Commission prior to the effectiveness of the Registration Statement; any required filing of the U.S. Prospectus or any supplement thereto pursuant to General Instruction II.L. of Form F-10 has been made in the manner and within the time period required by said General Instruction II.L.; and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.
5.	The Form F-X complies as to form in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations.
6.	Such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Time of Sale Information and the Prospectuses that are not filed or described, in each case as required by the Securities Act and the Securities Act Regulations.
7.	Registration under the Securities Act is not required in connection with the offer and sale of the Gerdau S.A. Securities to Gerdau Steel North America Inc. pursuant to the Gerdau S.A. Subscription Agreement.
8.	Assuming the due authorization, execution and delivery of the Underwriting Agreement under the laws of the Province of Ontario and the federal laws of Canada applicable
A-2-1

therein, the Underwriting Agreement (to the extent that execution and delivery are governed by the laws of the State of New York) has been duly executed and delivered by the Company.
9.	Assuming due execution and delivery of the Waiver and Release under the laws of Brazil, the Waiver and Release has been duly executed and delivered by Gerdau Steel North America Inc., to the extent such execution and delivery are governed by the laws of the State of New York, and constitutes a valid and legally binding instrument of Gerdau Steel North America Inc., enforceable against Gerdau Steel North America Inc. in accordance with its terms.
10.	The statements made in the Pricing Prospectuses and the Prospectuses under the heading “Certain Tax Considerations for U.S. Shareholders — United States Federal Income Tax Considerations”, insofar as they constitute matters of United States federal income tax law and legal conclusions with respect thereto, are accurate in all material respects.
11.	To the knowledge of such counsel, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.
12.	To the knowledge of such counsel, there are no U.S. statutes or regulations that are required to be described in the Registration Statement that are not described as required, and the descriptions thereof or references thereto are correct in all material respects.
13.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. federal or New York State court or governmental authority or agency (other than under the Securities Act and the Securities Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need not express any opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance or sale of the Shares.
14.	The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated in the Underwriting Agreement and in the Registration Statement, the Time of Sale Information and the Prospectuses (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Pricing Prospectuses and the Prospectuses under the caption “Use of Proceeds”) do not and will not conflict with, result in a breach of or create a state of facts which, whether with or without the giving of notice or lapse of time or both, will result in a breach or violation of any of the terms, conditions or provisions of or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any subsidiary pursuant to
A-2-2

any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), which is governed by New York State law, statute, rule or regulation.
15.	The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated in the Underwriting Agreement and compliance by the Company with its obligations under the Underwriting Agreement do not and will not violate any applicable U.S. federal or New York State law, statute, rule, regulation or, to such counsel’s knowledge, any judgment, order or decree of any federal or New York State government, governmental regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction over the Company or any of its respective properties or assets.
16.	The Company is not and after giving effect to the offering and sale of the Shares and the Gerdau S.A. Shares and the application of the proceeds thereof as described in the U.S. Prospectus, will not be an “investment company”, as such term is defined in the 1940 Act.
17.	Under the laws of the State of New York relating to submission of personal jurisdiction, the Company has, pursuant to Section 13 of the Underwriting Agreement, validly (i) submitted to the non-exclusive jurisdiction of any federal or state court in the City, County and State of New York, in any action based on or under the Underwriting Agreement, and (ii) appointed Gerdau Ameristeel U.S. Inc. as its authorized agent for purposes described in Section 13 of the Underwriting Agreement.
18.	The New York Stock Exchange has approved the listing of the Shares and the Gerdau S.A. Shares, subject to notice of issuance.
19.	Such counsel have participated in the preparation of the Registration Statement, the Time of Sale Information and the Prospectuses and in telephone conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement, the Time of Sale Information and the Prospectuses, and related matters were discussed and, although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectuses except as set forth in paragraph 10 above, on the basis of the foregoing (i) in their opinion, the Registration Statement, the Time of Sale Information and the Prospectuses (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder; and (ii) no information has come to such counsel’s attention that causes them to believe that, (A) the Registration Statement (except for the
A-2-3

financial statements and other financial data included or incorporated therein or omitted therefrom, and except for the statements solely with respect to Chaparral as identified in an exhibit to such counsel’s letter (the “Chaparral Portions”), as to which such counsel need express no belief), at the time the Registration Statement became effective under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Time of Sale Information (except for the financial statements and other financial data included or incorporated therein or omitted therefrom, and except for the Chaparral Portions, as to which such counsel need express no belief), as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, or (C) the U.S. Prospectus as amended or supplemented prior to the Closing Date (except for the financial statements and other financial data included or incorporated therein or omitted therefrom, and except for the Chaparral Portions, as to which such counsel need express no belief), as of the date of the U.S. Prospectus or the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
A-2-4

Annex A-3
FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S ACQUISITION COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 6(g)
1.	Nothing has come to our attention that causes us to believe that, (a) the statements, solely with respect to Chaparral as identified in Exhibit A hereto, contained in the Registration Statement (including the Exchange Act Document incorporated or deemed incorporated by reference therein and the U.S. Prospectus deemed to be a part thereof), as of the time it became effective under the Securities Act on November 1, 2007, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the statements, solely with respect to Chaparral as identified in Exhibit B hereto, contained in the U.S. Pricing Prospectus (including the Exchange Act Document incorporated or deemed incorporated by reference therein), as of the time of the pricing of the offering of the Shares on November 1, 2007, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the statements, solely with respect to Chaparral as identified in Exhibit C hereto, contained in the U.S. Prospectus (including the Exchange Act Document incorporated or deemed incorporated by reference therein), as of November 1, 2007 or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the U.S. Pricing Prospectus, the U.S. Prospectus or the Exchange Act Document.
A-3-1

Annex B
a. Time of Sale Information
     None
b. Pricing Information Provided Orally by Underwriters
     Title: Common Shares
     Number of Underwritten Shares to be sold by the Company: •
     Number of Option Shares to be sold by the Company: •
     The purchase price per share for the Shares shall be US$ •.
B-1

Annex C
Pricing Term Sheet
NOT APPLICABLE
C-1

Exhibit A
FORM OF LOCK-UP AGREEMENT
                       , 2007
J.P. MORGAN SECURITIES INC.
As Representative of
the several Underwriters listed in
Schedule I to the Underwriting
Agreement referred to below
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY 10172
     Re: Gerdau Ameristeel Corporation — Public Offering
Ladies and Gentlemen:
     The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Gerdau Ameristeel Corporation, a corporation continued under the Canada Business Corporations Act (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement, or their affiliates (the “Underwriters”), of common shares of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
     In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc., on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the Underwriting Agreement, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares of the Company, no par value per share (the “Common Shares”), or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission or the Canadian Securities Laws and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereinafter acquired or (2) enter into any swap or other agreement or transaction that transfers, in
Exh A-1

whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Underwriting Agreement, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
     This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF SHAREHOLDER]
By:
Name:
Title:

Exh A-2

Exhibit B
List of Persons and Entities Subject to Lock-up
Phillip E. Casey
Joseph J. Heffernan
Jorge Gerdau Johannpeter
Frederico C. Gerdau Johannpeter
André Gerdau Johannpeter
Claudio Gerdau Johannpeter
Barbara F. Smith
J. Spencer Lanthier
Robert E. Lewis
Mario Longhi
Richard McCoy
J. Neal McCullohs
Terry Sutter
Michael Mueller
Arthur Scace
Gerdau S.A. (and its affiliates that hold shares of the Company)
Exh B-1